UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2016 (March 7, 2016).

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 7, 2016, American DG Energy Inc. (the "Company") executed a guarantee of its subsidiaries, EuroSite Power Inc. ("EuroSite"), project financing debt that arises through an agreement with Societe Generale that was signed on March 3, 2016 (the "Guarantee"). The contents of this project financing agreement are detailed in an SEC form 8-K that filed by the Company on March 9, 2016.

The terms of the Guarantee provide that in the event that EuroSite is unable to make required payments to Societe General under the project financing agreement mentioned above, then the Company will make such payments for EuroSite Power Inc. The initial term of the guarantee is one calendar year (“Initial Term”). Upon the expiration of the Initial Term, the Guarantee will automatically renew for another calendar year (“Additional Term” and together with the “Initial Term”, the “Term”), unless sooner terminated in writing by either party with at least 60 days’ notice. The Company will be liable for and remain liable for all loans to EuroSite that arise during the Term according to the requirements of the Guarantee. The Company will not be liable for any loans to EuroSite that do not arise during the Term.

The foregoing description does not constitute a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Guarantee, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The information contained in this current Report on Form 8-K (including Exhibit 10.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits The registrant hereby furnishes the following exhibit:

Exhibit 10.1 – Guarantee of EUSP Societe Generale Project Financing, dated March 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 11, 2016	AMERICAN DG ENERGY INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer